Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE DISTRIBUTION

DELPHAX ANNOUNCES FISCAL 2007 THIRD-QUARTER RESULTS

Company reports operating profit for third consecutive quarter

MINNEAPOLIS, Aug. 9, 2007 — Delphax Technologies Inc. (Nasdaq:DLPX), a global provider of high-speed digital printing systems, today reported net sales of $10.7 million for its third fiscal quarter ended June 30, 2007, compared with $11.4 million for the third quarter of fiscal 2006. Third-quarter operating income was $151,000, compared with an operating loss of $3.1 million last year. The fiscal 2007 third-quarter net loss was $372,000, or $0.06 per share, compared with a net loss of $3.4 million, or $0.53 per share, for the third quarter of fiscal 2006.

For the nine months ended June 30, 2007, net sales were $33.7 million, compared with $36.9 million for the same period of fiscal 2006. Operating income was $607,000 for the first three quarters of fiscal 2007 vs. a loss of $2.7 million for the comparable period last year. The net loss was reduced to $387,000, or $0.06 per share, for the first nine months of fiscal 2007, down from $3.9 million, or $0.61 per share, for the first nine months of fiscal 2006.

“Our tightened cost structure has made it possible to show a profit from operations in each of the first three quarters of this fiscal year, even in those quarters without the profit impact of a major systems sale,” said Dieter Schilling, president and chief executive officer. “At the same time, we have continued to make good progress in meeting the two dominant rebuilding goals we set for ourselves in fiscal 2007 – completing new financing and staffing and executing our refocused sales initiatives.

“Shortly after the close of the third quarter, our shareholders approved the proposed financing transaction with an affiliate of Whitebox Advisors, LLC, that we believe will address our current capital needs. We expect to close the transaction, along with renewing or replacing our senior credit facilities, during the fourth quarter.

“As previously announced, we hired experienced sales professionals needed to strengthen our North American sales effort. These skilled individuals completed their initial training with Delphax and moved into the field during the third quarter.

“In another third-quarter development, we completed the management transition we began last year with the appointment of Michael A. Wroblewski as vice president of engineering. Five of our six officers have assumed their current responsibilities within the past five quarters. With the addition of Michael, the executive management team is now complete.”

Fiscal 2007 third-quarter sales of maintenance, spares and supplies were $10.3 million, down from $10.9 million for the third quarter of fiscal 2006. Equipment sales were $366,000 for the fiscal 2007 third quarter, down from $411,000 a year earlier, but up sequentially from $322,000 in the second fiscal 2007 quarter.

CREATING NEW POSSIBILITIES THROUGH DIGITAL IMAGING TECHNOLOGY

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“The anticipated placement of a CR2000 press with a major European book printer reported last quarter did not materialize,” Schilling continued. “While the Delphax press demonstrated its suitability for the printer’s proposed digital production line, the post-processing finishing equipment chosen did not meet the printer’s requirements. The printer has asked Delphax for assurances that it is willing to continue to work with them once they have identified a new finishing solution. We see this type of situation as an emerging issue in our market and are stepping up our efforts to work with selected finishing equipment vendors whose equipment is able to handle the advanced printing speeds of the CR Series printers.”

Gross margin for the third quarter of fiscal 2007 totaled $3.4 million, compared with $2.4 million for the third quarter of fiscal 2006. The gross margin rate for the fiscal 2007 third quarter was 32 percent vs. 21 percent for the same quarter last year. For the nine months ended June 30, 2007, gross margin was $9.9 million, compared with $10.6 million for the first nine months of fiscal 2006. The gross margin rate for the first nine months of fiscal 2007 was 30 percent, compared with 29 percent for the same period last year.

Operating expenses for the fiscal 2007 third quarter decreased 41 percent to $3.3 million from $5.5 million for the same quarter in fiscal 2006, reflecting the restructuring of the company at the end of fiscal 2006 and a continued focus on expense control and cash management. For the nine months ended June 30, 2007, operating expenses were $9.3 million, down 30 percent from $13.2 million for the same period last year.

The company is reporting much lower net losses of $372,000 for the fiscal 2007 third quarter and $387,000 for the first nine months of fiscal 2007 compared with net losses of $3.4 million and $3.9 million for the same periods last year.

“We will continue to focus on expense control and effective cash management while our new sales people work to build meaningful sales pipelines,” Schilling said. “We believe we will see a growing number of qualified prospects that will lead to improved equipment sales results. In the meantime, we look forward to a strengthened balance sheet from our upcoming financing.”

Delphax Technologies Inc. will discuss its fiscal 2007 third quarter results in a conference call for investors and analysts today, Thursday, Aug. 9, 2007, at 10:30 a.m. Central Time. To participate in the conference call, please call 1-800-218-0713 shortly before 10:30 a.m. Central Time and ask for the DELPHAX conference call. The conference call will also be webcast. To listen only, log on to http://w.on24.com/r.htm?e=83220&s=1&k=C4DE66E9DF98616F985BF304058A3A74.

To listen to a taped replay of the conference, call 1-800-405-2236 and enter the pass code 11094468#. The replay will be available beginning at 12:30 p.m. Central Time Aug. 9, and will remain active through Aug. 16, 2007.

About Delphax Technologies Inc.

Delphax Technologies Inc. is a global leader in the design, manufacture and delivery of advanced digital print production systems based on its patented electron-beam imaging (EBI) technology. Delphax digital presses deliver industry-leading throughput for both roll-fed and cut-sheet printing environments. These flagship products are extremely versatile and handle a wide range of substrates from ultra lightweight paper to heavy stock. Delphax provides digital printing solutions to publishers,

CREATING NEW POSSIBILITIES THROUGH DIGITAL IMAGING TECHNOLOGY

6100 West 110th Street • Bloomington, MN 55438 • Phone: 952.939.9000 • Fax: 952.939.1151 • Website: www.delphax.com

NEWS RELEASE FOR IMMEDIATE DISTRIBUTION

direct mailers and other printers that require systems capable of supporting a wide range of commercial printing applications. The company also licenses and manufactures EBI technology for OEM partners that create differentiated product solutions for additional markets. There are currently installations using Delphax EBI technology in more than 60 countries worldwide. The company is headquartered in Minneapolis, with subsidiary offices in Canada, the United Kingdom and France. Its common stock is publicly traded on the Capital Market tier of the NASDAQ Stock Market under the symbol: DLPX. Additional information is available on the company’s website at www.delphax.com.

Statements made in this news release concerning the company’s or management’s expectations about future results or events are “forward-looking statements.” Such statements are necessarily subject to risks and uncertainties that could cause actual results to vary materially from stated expectations. Additional information concerning the factors that could cause actual results to differ materially from the company’s current expectations is contained in the company’s periodic filings with the Securities and Exchange Commission.

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CONTACTS:

Gregory S. Furness	Tom Langenfeld
Chief Financial Officer	(for Delphax Technologies Inc.)
Delphax Technologies Inc.	(952) 920-4624
(952) 939-9000 gfurness@delphax.com

More – Financials Follow

CREATING NEW POSSIBILITIES THROUGH DIGITAL IMAGING TECHNOLOGY

6100 West 110th Street • Bloomington, MN 55438 • Phone: 952.939.9000 • Fax: 952.939.1151 • Website: www.delphax.com

NEWS RELEASE FOR IMMEDIATE DISTRIBUTION

DELPHAX TECHNOLOGIES INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30		Nine Months Ended June 30
	2007	2006	2007	2006
Sales:

Maintenance, spares and supplies	$10,293	$10,949	$32,020	$32,252
Printing equipment	366	411	1,635	4,691

NET SALES	10,659	11,360	33,655	36,943

Cost of sales	7,256	8,936	23,723	26,381

GROSS PROFIT	3,403	2,424	9,932	10,562

Operating expenses:
Selling, general and administrative	2,347	3,695	6,728	8,814
Research and development	905	1,442	2,597	4,073
Restructuring	—	347	—	347

	3,252	5,484	9,325	13,234

OPERATING INCOME (LOSS)	151	(3,060)	607	(2,672)

Net interest expense	418	321	1,068	925
Foreign currency exchange loss (gain)	97	56	(88)	284

LOSS BEFORE INCOME TAXES	(364)	(3,437)	(373)	(3,881)

Income tax expense (benefit)	8	(26)	14	—

NET LOSS	$(372)	$(3,411)	$(387)	$(3,881)

Basic loss per common share	$(0.06)	$(0.53)	$(0.06)	$(0.61)

Loss per common share - assuming dilution	(0.06)	(0.53)	(0.06)	(0.61)

Weighted average number of shares outstanding during the period:
Basic	6,461	6,393	6,452	6,374

Diluted	6,461	6,393	6,452	6,374

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CREATING NEW POSSIBILITIES THROUGH DIGITAL IMAGING TECHNOLOGY

6100 West 110th Street • Bloomington, MN 55438 • Phone: 952.939.9000 • Fax: 952.939.1151 • Website: www.delphax.com

NEWS RELEASE FOR IMMEDIATE DISTRIBUTION

DELPHAX TECHNOLOGIES INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	June 30, 2007	September 30, 2006
ASSETS
Cash and cash equivalents	$533	$582

Accounts receivable, net	7,382	6,298

Inventory	14,271	15,958

Other current assets	1,750	1,087

Total current assets	23,936	23,925

Fixed assets, net	1,432	1,838

Other non-current assets	479	453

Total Assets	$25,847	$26,216

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accrued expenses	$8,776	$10,131

Current portion of debt	8,443	193

Total current liabilities	17,219	10,324

Long-term portion of debt	—	7,906

Other long-term liabilities	125	150

Total liabilities	17,344	18,380

Shareholders’ equity	8,503	7,836

Total Liabilities and Shareholders’ Equity	$25,847	$26,216

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CREATING NEW POSSIBILITIES THROUGH DIGITAL IMAGING TECHNOLOGY

6100 West 110th Street • Bloomington, MN 55438 • Phone: 952.939.9000 • Fax: 952.939.1151 • Website: www.delphax.com

NEWS RELEASE FOR IMMEDIATE DISTRIBUTION

DELPHAX TECHNOLOGIES INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Nine Months Ended June 30
	2007	2006
OPERATING ACTIVITIES
Net loss	$(387)	$(3,881)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	460	702
Loss on disposal of equipment and fixtures	7	15
Non-cash interest on subordinated debt	373	402
Stock-based compensation	111	125
Other	(34)	(26)
Changes in operating assets and liabilities:
Accounts receivable, net	(1,084)	310
Inventory	1,687	(27)
Other current assets	(621)	241
Accounts payable, accrued expenses and other	(1,838)	1,051
Deferred revenue and customer deposits	58	(907)

NET CASH USED IN OPERATING ACTIVITIES	(1,268)	(1,995)

INVESTING ACTIVITIES
Purchase of equipment and fixtures	(54)	(307)

NET CASH USED IN INVESTING ACTIVITIES	(54)	(307)

FINANCING ACTIVITIES
Issuance of subordinated debt	900	—
(Repayments) additional borrowings on bank credit facilities, net	(200)	1,714
Checks written in excess of bank balances	513	518
Principal payments on capital lease obligations	(97)	(82)

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,116	2,150
EFFECT OF EXCHANGE RATE CHANGES ON CASH	157	195

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(49)	43
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	582	736

CASH AND CASH EQUIVALENTS, END OF PERIOD	$533	$779

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CREATING NEW POSSIBILITIES THROUGH DIGITAL IMAGING TECHNOLOGY

6100 West 110th Street • Bloomington, MN 55438 • Phone: 952.939.9000 • Fax: 952.939.1151 • Website: www.delphax.com